UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 10, 2008

CYGNE DESIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22102	04-2843286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On April 10, 2008, Cygne Designs, Inc. (the “Company”) received a Nasdaq Staff Determination letter from The Nasdaq Capital Stock Market (“Nasdaq”) indicating that the Company failed to comply with Marketplace Rule 4310 (c) (13) requiring payment of certain fees and that Cygne’s securities are, therefore, subject to delisting from Nasdaq. On April 15, 2008, the Company received an additional Nasdaq Staff Determination letter from Nasdaq indicating that the Company failed to comply with Marketplace Rule 4310 (c) (13) requiring payment of certain additional fees and that Cygne’s securities are, therefore, subject to delisting from Nasdaq. The past due fees payable to Nasdaq aggregate $92,500. On April 16, 2008, Cygne paid the past due fees of $92,500 and the Nasdaq Staff rescinded its delisting directive.

(d)	Exhibits.

Exhibit 99.1	Press release dated April 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.

Date: April 16, 2008	By:	/s/ Roy E. Green
	Name:	Roy E. Green
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated April 16, 2008.